                                                                    Exhibit 4.1
                                          Standard & Poor's
                                          A Division of the McGraw-Hill
                                          Companies

Standard & Poor's J.J. Kenny
55 Water Street, 45th Floor
New York, New York 10041

                                                                 April 10, 2001

Salomon Smith Barney Inc.
7 World Trade Center
New York, N.Y. 10048

The Chase Manhattan Bank
4 New York Plaza
New York, N.Y. 10004

Re: Tax-Exempt Securities Trust
National Trust 261
California Trust 182
New York Trust 191

Gentlemen:

  We have examined Registration Statement File Nos. 333-57700, 333-56890 and 333-57458 for the above-mentioned trusts. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trusts. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

  In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolios are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

  You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          /s/ Frank A. Ciccotto
                                          --------------------------
                                          Frank A. Ciccotto
                                          Vice President